EXHIBIT 99.2

Tiptree Announces Closing of $425 million Real Estate Portfolio Sale

NEW YORK--(BUSINESS WIRE) - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree”), announced today that it has completed the previously announced sale of its subsidiary Care Investment Trust, LLC to Invesque Inc. (TSX: HLP.U). Tiptree and its subsidiaries received 16.65 million shares as consideration.

Transformative and Strategic Transaction:

•	Attractive Investment: The combined platform has greater scale and more diversification. We expect this will lead to better access to capital markets and will position Invesque for future growth.

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Validation of Embedded Value: Tiptree’s gain on sale was approximately $0.98 per share, or a 10% increase to our September 30, 2017 book value per share, as exchanged. Upon the expiration of lock-up restrictions, Tiptree expects further accretion in future quarters to occur.

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Accretive Transaction: The transaction is expected to be accretive to Tiptree’s 2018 Adjusted EBITDA and GAAP earnings per share. The combination of expected dividends, elimination of GAAP depreciation on Tiptree’s financials, and reductions in corporate overhead should result in improved metrics.

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Reduced leverage: Through this transaction, along with other pending or closed sales in 2017, Tiptree’s debt was reduced by approximately $495 million. After giving effect to these transactions, the Company’s leverage was reduced from 2.2x to less than 1.0x.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines a specialty insurance platform with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance underwriting products and services. The Company also allocates its capital across private operations and investments which we refer to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.

About Invesque
Invesque Inc. is a North American health care real estate company with a growing portfolio of high quality properties located in the United States and Canada and operated by best-in-class senior living and care operators primarily under long-term leases and joint ventures. Invesque's mission is to create long-term shareholder value while providing an investment opportunity that matters. For more information, visit www.invesque.com.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.